Exhibit 99.4

$151,000,000
Aggregate Principal Amount At Maturity
Offer to Exchange
$151,000,000 Aggregate Principal Amount At Maturity of
10 1/2% Senior Discount Notes due 2012 for
Reddy Ice Holdings, Inc.
$151,000,000 Aggregate Principal Amount At Maturity of 10 1/2% Senior Discount Notes
due 2012 Registered Under the Securities Act of 1933, as Amended

To:
Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

        Reddy Ice Holdings, Inc., a Delaware corporation (the "Company"), is offering to exchange (the "Exchange Offer"), upon and subject to the terms and conditions set forth in the enclosed prospectus, dated            , 2005 (the "Prospectus"), and the enclosed letter of transmittal (the "Letter of Transmittal"), up to $151,000,000 aggregate principal amount at maturity of the Company's 10 1/2% Senior Discount Notes due 2012 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount at maturity of the Company's issued and outstanding 10 1/2% Senior Discount Notes due 2012 (the "Old Notes"), which have not been so registered. U.S. Bank National Association (the "Exchange Agent") has been appointed as exchange agent for the Exchange Offer. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of October 27, 2004, between the Company and the purchasers of the Old Notes.

        In connection with the Exchange Offer, we are requesting that you contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names. The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay all transfer taxes, if any, applicable to the transfer of Old Notes pursuant to the Exchange Offer, except as set forth in the Prospectus and the Letter of Transmittal.

        For your information and for forwarding to your clients, we are enclosing the following documents:

          1.     Prospectus dated                        , 2005;

          2.     A Letter of Transmittal for your use and for the information of your clients;

          3.     A form of Notice of Guaranteed Delivery;

          4.     A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

        5.     Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

        YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2005 (THE "EXPIRATION DATE"), UNLESS EXTENDED (IN WHICH CASE THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST DATE AND TIME TO WHICH THE EXCHANGE OFFER IS EXTENDED). THE OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL, AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

        To participate in the Exchange Offer, certificates for all physically tendered Old Notes and a properly completed and duly executed Letter of Transmittal or a manually signed facsimile thereof (or a confirmation of a book-entry transfer of interests in Old Notes into the Exchange Agent's account at DTC), and any other required documents, should be received by the Exchange Agent on or prior to the Expiration Date in accordance with the instructions set forth in the Prospectus and the Letter of Transmittal.

        Holders whose certificates for Old Notes are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent on or prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may tender their Old Notes pursuant to the guaranteed delivery procedures described in the Prospectus and the Letter of Transmittal.

        Any inquiries you may have with respect to the mechanics of the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,
Reddy Ice Holdings, Inc.

        NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.